 32. Section 1350 Certifications by the Principal Executive Officer and Principal Financial Officer

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
FURNISHED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)
AND FOR THE PURPOSE OF COMPLYING WITH RULE 13a-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934.

In connection with the Annual Report of Commonwealth Income & Growth Fund VI (the “Company”) on Form 10-K for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Executive Officer and the Chief Financial Officer of the Company hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge, that: (a) the Annual Report on Form 10-K of the Company for the year ended December 31, 2007 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kimberly A. Springsteen
Kimberly A. Springsteen
Chief Executive Officer and Chief Financial Officer
March 18, 2008